Exhibit 10.28

December 12, 2019

Dear Helen,

As you know, you are a party to that certain Executive Severance Benefits Agreement dated March 20, 2017 (the “Severance Agreement”) with Five Prime Therapeutics, Inc. (the “Company”), pursuant to which you are entitled to certain severance benefits upon a Change in Control Termination (as defined in the Severance Agreement) or a Covered Termination (as defined in the Severance Agreement).

The Company’s Board of Directors has approved the adoption of an Executive Severance Benefit Plan (the “Severance Plan”), pursuant to which you are eligible for certain specified severance benefits upon certain covered termination events.  You hereby agree that, effective upon the full execution and delivery of this letter agreement, your right to severance benefits shall be determined entirely by the Severance Plan, except in the following respect:  If, at any time other than during the Change in Control Determination Period (as defined in the Plan), you experience an Involuntary Termination (as defined in the Plan), you will be eligible for the stock award acceleration benefit set forth in Section 3.4 of the Severance Agreement (subject to the terms and conditions of the Severance Plan) in lieu of the stock award acceleration benefit set forth in Section 4.1.3 of the Severance Plan.

You expressly acknowledge and agree that, except as expressly set forth herein, effective upon the full execution and delivery of this letter agreement, the Severance Agreement shall have no further force or effect, and that you are expressly waiving any right to benefits under the Severance Agreement except as expressly set forth herein.

Please sign below to indicate your acceptance of these terms.

Sincerely,

Five Prime Therapeutics, Inc.

/s/ William R. Ringo

William R. Ringo

Chief Executive Officer

Understood, Accepted and Agreed:

/s/ Helen Collins, M.D.	December 12, 2019
Helen Collins, M.D.	Date

Five Prime Therapeutics, Inc. • 111 Oyster Point Boulevard • South San Francisco, CA 94080 • Phone (415) 365-5600 • Fax (415) 365-5601

www.fiveprime.com